CASH TRUST SERIES, INC.
MINUTES OF THE REGULAR MEETING
OF
THE BOARD OF DIRECTORS
February 13, 2001

        Pursuant to written call, the Regular Meeting of the Board of Directors (the "Board") of Cash Trust Series, Inc. (the "Corporation") reconvened at
9:25 A.M. on Tuesday, February 13, 2001, at the Grand Floridian in Orlando, Florida, following the General Session Meeting of the Board (held on Tuesday, February 13, 2001).
	The following members, constituting the full Board, were present in person at the meeting:

	John F. Donahue		        Lawrence D. Ellis, M.D.
	Thomas G. Bigley		Peter E. Madden
	John T. Conroy, Jr.		Charles F. Mansfield, Jr.
	Nicholas P. Constantakis	John E. Murray, Jr., J.D.
	John F. Cunningham		Marjorie P. Smuts
	J. Christopher Donahue		John S. Walsh
	In addition to the Board, the same persons were present as were in attendance at the close of the General Session Meeting held on Tuesday, February 13, 2001 at 9:00 A.M.
	Mr. John F. Donahue presided as Chairman and the proceedings were recorded by Mr. John W. McGonigle, Secretary.
	Mr. Stephen A. Keen began his presentation by stating that the Investment Company Act of 1940, as amended ("1940 Act"), requires that investment companies maintain policies that are effectively fundamental and may not be changed without shareholder approval. He mentioned that, during a review of the minutes of the Corporation, in which the Board restated and approved the fundamental investment objective, policies and limitations, as well as the registration statement, it was discovered that the Board of the Corporation had not adopted the limitation regarding diversification, on behalf of each of Municipal Cash Series ("MCS") and Prime Cash Series ("PCS"), series of the Corporation, and the limitation regarding real estate, on behalf of Treasury Cash Series ("TCS"), a series of the Corporation. He noted that the Board would be asked to approve these fundamental investment limitations. After full discussion, on motion duly made and seconded, the Board unanimously
RESOLVED,	that the Board hereby approves the addition of the
following investment limitation, on behalf of MCS,
which may not be changed without shareholder approval:
	MCS is a "diversified company" within the meaning of
the 1940 Act and any rules, regulations, or
interpretations thereunder.
RESOLVED,	that the Board hereby approves the addition of the
following investment limitation, on behalf of PCS,
which may not be changed without shareholder approval:
	PCS is a "diversified company" within the meaning of
the 1940 Act and any rules, regulations, or
interpretations thereunder.
RESOLVED,	that the Board hereby approves the addition of the
following investment limitation, on behalf of TCS,
which may not be changed without shareholder approval:
	TCS may not purchase or sell real estate, provided
that this restriction does not prevent the fund from
investing in issuers which invest, deal, or otherwise
engage in transactions in real estate or interests
therein, or investing in securities that are secured
by real estate or interests therein.  TCS may exercise
its rights under agreements relating to such
securities, including the right to enforce security
interests and to hold real estate acquired by reason
of such enforcement until that real estate can be
liquidated in an orderly manner.
RESOLVED,	the Board hereby approves the following restatement of
investment objective, policy and limitations on behalf
of MCS, which may not be changed without shareholder
approval:
	Investment Objective
	The investment objective of MCS is to provide current
income which is exempt from federal regular income tax
consistent with stability of principal.
	Investment Policy
	MCS will invest its assets so that at least 80% of its
annual interest income is exempt from federal regular
income tax.
	Investment Limitations
	(1)	MCS is a "diversified company" within the
meaning of the 1940 Act and any rules,
regulations, or interpretations there under.
	(2)	MCS may borrow money, directly or indirectly,
and issue senior securities to the maximum
extent permitted under the 1940 Act.
	(3)	MCS may not purchase or sell real estate,
provided that this restriction does not prevent
MCS from investing in issuers which invest,
deal, or otherwise engage in transactions in
real estate or interests therein, or investing
in securities that are secured by real estate or
interests therein.  MCS may exercise its rights
under agreements relating to such securities,
including the right to enforce security
interests and to hold real estate acquired by
reason of such enforcement until that real
estate can be liquidated in an orderly manner.
	(4)	MCS may not purchase or sell physical
commodities, provided that MCS may purchase
securities of companies that deal in
commodities.
	(5)	MCS may not underwrite the securities of other
issuers, except that MCS may engage in
transactions involving the acquisition,
disposition or resale of its portfolio
securities, under circumstances where it may be
considered to be an underwriter under the
Securities Act of 1933.
	(6)	MCS may not make loans, provided that this
restriction does not prevent MCS from purchasing
debt obligations, entering into repurchase
agreements, lending its assets to broker/dealers
or institutional investors and investing in
loans, including assignments and participation
interests.
	(7)	MCS will not make investments that will result
in the concentration of its investments in the
securities of issuers primarily engaged in the
same industry.  Government securities, municipal
securities and bank instruments will not be
deemed to constitute an industry.
RESOLVED,	the Board hereby approves the following restatement of
investment objective and limitations on behalf of PCS,
which may not be changed without shareholder approval:
	Investment Objective
	The investment objective of PCS is current income
consistent with stability of principal and liquidity.
	Investment Limitations
	(1)	PCS is a "diversified company" within the
meaning of the 1940 Act and any rules,
regulations, or interpretations there under.
	(2)	PCS may borrow money, directly or indirectly,
and issue senior securities to the maximum
extent permitted under the 1940 Act.
	(3)	PCS may not purchase or sell real estate,
provided that this restriction does not prevent
PCS from investing in issuers which invest,
deal, or otherwise engage in transactions in
real estate or interests therein, or investing
in securities that are secured by real estate or
interests therein.  PCS may exercise its rights
under agreements relating to such securities,
including the right to enforce security
interests and to hold real estate acquired by
reason of such enforcement until that real
estate can be liquidated in an orderly manner.
	(4)	PCS may not purchase or sell physical
commodities, provided that PCS may purchase
securities of companies that deal in
commodities.
	(5)	PCS may not underwrite the securities of other
issuers, except that PCS may engage in
transactions involving the acquisition,
disposition or resale of its portfolio
securities, under circumstances where it may be
considered to be an underwriter under the
Securities Act of 1933.
	(6)	PCS may not make loans, provided that this
restriction does not prevent PCS from purchasing
debt obligations, entering into repurchase
agreements, lending its assets to broker/dealers
or institutional investors and investing in
loans, including assignments and participation
interests.
	(7)	PCS will not make investments that will result
in the concentration of its investments in the
securities of issuers primarily engaged in the
same industry.  Government securities, municipal
securities and bank instruments will not be
deemed to constitute an industry.
RESOLVED,	the Board hereby approves the following restatement of
investment objective and limitations on behalf of TCS,
which may not be changed without shareholder approval:
	Investment Objective
	The investment objective of TCS is current income
consistent with the stability of principal and
liquidity.
	Investment Limitations
	(1)	With respect to securities comprising 75% of the
value of its total assets, TCS will not purchase
securities of any one issuer (other than cash;
cash items; securities issued or guaranteed by
the government of the United States or its
agencies or instrumentalities and repurchase
agreements collateralized by such U.S.
government securities; and securities of other
investment companies) if, as a result, more than
5% of the value of its total assets would be
invested in the securities of that issuer, or
TCS would own more than 10% of the outstanding
voting securities of that issuer.
	(2)	TCS may borrow money, directly or indirectly,
and issue senior securities to the maximum
extent permitted under the 1940 Act.
	(3)	TCS may not purchase or sell physical
commodities, provided that TCS may purchase
securities of companies that deal in
commodities.
	(4)	TCS may not underwrite the securities of other
issuers, except that TCS may engage in
transactions involving the acquisition,
disposition or resale of its portfolio
securities, under circumstances where it may be
considered to be an underwriter under the
Securities Act of 1933.
	(5)	TCS may not make loans, provided that this
restriction does not prevent TCS from purchasing
debt obligations, entering into
repurchase agreements, lending its assets to
broker/dealers or institutional investors and
investing in loans, including assignments and
participation interests.
	(6)	TCS will not make investments that will result
in the concentration of its investments in the
securities of issuers primarily engaged in the
same industry.  Government securities, municipal
securities and bank instruments will not be
deemed to constitute an industry.
	(7)	TCS may not purchase or sell real estate,
provided that this restriction does not prevent the fund from investing in issuers which invest, deal, or otherwise engage in transactions in real estate or interests therein, or investing in securities that are secured by real estate or interests therein. TCS may exercise its rights under agreements relating to such securities, including the right to enforce security interests and to hold real estate acquired by reason of such enforcement until that real estate can be liquidated in an orderly manner.
	Numerous other incidental operational matters were discussed, but no further formal action was taken.
	There being no further business, the meeting was thereupon duly adjourned.
						Respectfully submitted,

						/s/ John F. McGonigle
							Secretary






Current as of:  8/18/94